FORM

                       AMENDED AND RESTATED SCHEDULE A
                                    TO THE
                            DISTRIBUTION AGREEMENT
                                BY AND BETWEEN
                               UMB SCOUT FUNDS
                                     AND
                        UMB DISTRIBUTION SERVICES, LLC



                     NAME OF FUND                        EFFECTIVE DATE
UMB Scout Stock Fund                                     April 1, 2005
UMB Scout Growth Fund                                    April 1, 2005
UMB Scout Small Cap Fund                                  July 2, 2001
UMB Scout WorldWide Fund                                 April 1, 2005
UMB Scout Bond Fund                                      April 1, 2005
UMB Scout Kansas Tax-Exempt Bond Fund                    April 1, 2005
UMB Scout Money Market Fund - Federal Portfolio          April 1, 2005
UMB Scout Money Market Fund - Prime Portfolio            April 1, 2005
UMB Scout Tax-Free Money Market Fund                     April 1, 2005